Exhibit 10.14

Premier FINANCIAL CORP.

2015 LONG TERM INCENTIVE PLAN

Premier Financial Corp.

2015 LONG TERM INCENTIVE PLAN

INDEX

SECTIONDESCRIPTION

1Purpose and Effective Date

2Definitions

3Administration

4Eligibility and Awards

5Common Shares

6Stock Options

7Stock Awards

8Stock Units

9Stock Appreciation Rights (SARs)

10Annual Bonus Awards

11Long-Term Incentive Awards

12Change in Control

13Securities Law Restrictions

14Payment of Taxes

15Nontransferability

16Termination or Amendment of Plan
and Award Agreements

17No Contract of Employment

18Applicable Law

19Term of Plan

20Miscellaneous

Premier FINANCIAL CORP.

2015 LONG TERM INCENTIVE PLAN

Section 1. PURPOSE AND EFFECTIVE DATE

1.1Purpose

. The purpose of the Premier Financial Corp. 2015 Long Term Incentive Plan (the “Plan”) is to provide a means through which the Company and its Subsidiaries may attract and retain Employees and Non-Employee Directors, to provide incentives that align their interests with those of the Company’s shareholders, and to promote the success of the Company’s business.

1.2Effective Date

. The Plan will become effective on the later of the date on which the Plan is approved by the Board or by the Company’s shareholders (“Effective Date”).

Section 2. DEFINITIONS

As used in the Plan, the following terms shall have the meanings set forth below:

2.1“Annual Bonus Award”

means an Award to Employees who are Participants pursuant to Section 10 consisting of the right to receive a cash payment on an annual basis.

2.2“Award”

means, individually or collectively, any award or benefit to an Employee or Non-Employee Director permitted and granted under the Plan, including Stock Options, Stock Awards, Stock Units, Stock Appreciation Rights, Annual Bonus Awards, and Long-Term Incentive Awards.

2.3“Award Agreement”

means any agreement, document, or other instrument (which may be in written or electronic form) evidencing an Award granted under the Plan and specifying the terms, conditions, and restrictions thereof, including, without limitation, a Stock Option Agreement, Stock Award Agreement, Stock Unit Agreement, Stock Appreciation Right Agreement, Annual Bonus Award Agreement and Long-Term Incentive Award Agreement.

2.4“Board”

means the Board of Directors of the Company.

2.5“Cause”

means the definition of “Cause” set forth in an Employee’s employment agreement or in a Participant’s Award Agreement, or in the absence thereof, “Cause” means:

(a)a Participant’s continued intentional failure or refusal to materially abide by the terms and conditions of his employment or perform substantially the Participant’s assigned duties (other than as a result of a Disability) for a period of ten (10) days following written notice by the Company to the Participant of such failure; or

(b)a Participant’s engagement in willful misconduct, including without limitation, fraud, embezzlement, theft or dishonesty in the course of the Participant’s employment with the Company; or

(c)a Participant’s conviction of, or plea of guilty or nolo contendere to a felony or crime other than a felony, which felony or crime involves moral turpitude or a breach of trust or fiduciary duty owed to the Company or any Subsidiary; or

(d)a Participant’s disclosure of trade secrets or material, non-public confidential information of the Company or any Subsidiary in violation of the Company’s or Subsidiary’s policies that applies to the Participant or any agreement with the Company or any Subsidiary in respect of confidentiality, nondisclosure, non-competition or otherwise; or

(e)a Participant’s engagement in any intentional misconduct which would cause the Company or any Subsidiary to violate any state or federal law relating to sexual harassment or age, sex or other prohibitive discrimination, or intentional violation of any written policy of the Company or any Subsidiary adopted with respect to any such law.

Each case is determined by the Committee in its discretion, which determination shall be final and binding upon each Participant.

2.6“Change in Control”

has the meaning set forth in Section 12.2 of the Plan.

2.7“Code”

means the Internal Revenue Code of 1986, as amended from time to time.

2.8“Committee”

means the Compensation Committee of the Board or such other committee, subcommittee (including a subcommittee thereof if required with respect to actions taken to comply with Section 162(m) in respect of Awards to Covered Employees), or officer as may be designated by the Board from time to time to administer the Plan.

2.9“Common Share(s)”

means the common share(s), no par value, of the Company.

2.10“Company”

means Premier Financial Corp., an Ohio corporation, or any successor thereto.

2.11“Covered Employee”

has the meaning given the term in Code Section 162(m)(3) as interpreted by Internal Revenue Service Notice 2007-49.

2.12“Director”

means a member of the Board of Directors of the Company.

2.13“Disability”

means the definition of “Disability” set forth in an Employee’s employment agreement or in a Participant’s Award Agreement, or in the absence thereof “Disability” means that the Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or last for a continuous period of not less than 12 months; provided, however, for purposes of determining the term of an Incentive Stock Option, the term Disability shall have the meaning ascribed to it under Section 22(e)(3) of the Code. The determination of whether an individual has a Disability shall be determined under procedures established by the Committee. Except in situations where the Committee is determining Disability for purposes of the term of an Incentive Stock Option within the meaning of Section 22(e)(3) of the Code, the Committee may rely on any determination that a Participant is disabled for purposes of benefits under any long-term disability plan maintained by the Company or any Subsidiary in which a Participant participates.

2.14“Effective Date”

has the meaning set forth in Section 1.2.

2.15“Eligible Person”

means any Employee or Non-Employee Director (and such other individuals designated by the Committee to become Employees or Non-Employee Directors upon or after the receipt of Awards).

2.16“Employee”

means any individual classified as an employee of the Company or any Subsidiary by the Company on its payroll system; provided, however, that with respect to Incentive Stock Options, the term “Employee” means any individual who is considered an employee of the Company or any Subsidiary for purposes of United States Treasury Regulation Section 1.421-l(h) (or any successor provision thereof).

2.17“Employee Award”

means any Award granted to an Employee.

2.18“Exchange Act”

means the Securities Exchange Act of 1934, as amended from time to time, and any successor thereto, and the rules and regulations promulgated thereunder.

2.19“Fair Market Value”

means, on a particular date,

(a)if the Common Shares are listed on a national securities exchange, the closing price per Common Share on the consolidated transaction reporting system for the principal national securities exchange on which Common Shares are listed on that date, or, if there shall have been no such sale so reported on that date, on the last preceding date on which such a sale was so reported, (it) if Common Shares are not so listed but is quoted on the NASDAQ National Market, the mean between the highest and lowest sales price per Common Share reported by the NASDAQ National Market on that date, or, if there shall have been no such sale so reported on that date, on the last preceding date on which such a sale was so reported, (iii) if Common Shares are not so listed or quoted, the mean between the closing bid and asked price on that date, or, if there are no quotations available for such date, on the last preceding date on which such quotations shall be available, as reported by the NASDAQ Stock Market, or, if not reported by the NASDAQ Stock Market, by the National Quotation Bureau, Incorporated, or (iv) if Common Shares are not publicly traded, the most recent value determined by an independent appraiser appointed by the Company for such purpose, or

(b)if applicable, the price per share as determined by the Committee in good faith (which determination shall be conclusive and binding on all persons); provided, however, that with respect to any Award that is intended to be exempt from the requirements of Section 409A, a value determined by the reasonable application of a reasonable valuation method as defined in Section 409A (and, with respect to ISOs, in accordance with Section 422 of the Code and the regulations thereunder).

2.20“Good Reason”

means, in the case of a Participant who is an Employee, the definition of “Good Reason” set forth in the Employee’s employment agreement or in the Employee’s Award Agreement, or in the absence thereof, “Good Reason” means:

(a)a material reduction in the Participant’s rate of base salary; or

(b)the Company changes by fifty (50) miles or more the principal location in which the Participant is required to perform services; or

(c)the Company terminates, materially amends or materially restricts the Participant’s participation in, any equity, bonus or equity-based compensation plans or qualified or supplemental retirement plans so that, when considered in the aggregate with any substitute plan or plans, the plans in which the Participant is participating materially fail to provide him or her with a level of benefits provided in the aggregate by such plans prior to such termination or amendment; or

(d)the Company materially breaches the provisions of an Award Agreement.

A termination of the Participant’s employment shall not be deemed to be for Good Reason unless (i) the Participant gives notice to the Company of the existence of the event or condition constituting Good Reason within thirty (30) days after such event or condition initially occurs or exists, (ii) the Company fails to cure such event or condition within thirty (30) days after receiving such notice, and (iii) the Participant’s termination occurs not later than ninety (90) days after such event or condition initially occurs or exists, in each case without the Participant’s written consent.

2.21“Incentive Stock Option” or “ISO”

means a Stock Option granted under Section 6 of the Plan that meets the requirements of Section 422(b) of the Code or any successor provision.

2.22“Long-Term Incentive Award”

means an Award to Employees who are Participants pursuant to Section 11 consisting of the right to receive a payment in cash and/or in Common Shares to the extent Performance Goals are achieved and/or other requirements are met.

2.23“Non-Employee Director”

means a Director, or a member of the board of directors of a Subsidiary, who is not an Employee.

2.24“Nonqualified Performance Award” means a Performance Award that is not intended to be a Qualified Performance Award

.

2.25“Nonqualified Stock Option” or “NSO”

means a Stock Option granted under Section 6 of the Plan that is not an Incentive Stock Option.

2.26“Participant”

means any Eligible Person selected to receive an Award under the Plan.

2.27“Performance Award”

means an Award, other than an ISO, NSO, or SAR, that is subject to the attainment of one or more Performance Goals.

2.28“Performance Goals”

means, with respect to a Qualified Performance Award (and if the Committee so decides, with respect to a Nonqualified Performance Award) one (1) or more (either alone or in combination) of the following performance factors or business criteria which may be established by the Committee with respect to the Company or any one or more of its Subsidiaries or other business units:

(a)net earnings or net income, before or after taxes (including, but not limited to, net income, net income available to common shareholders, and income before taxes);

(b)earnings before or after taxes, interest, depreciation and/or amortization;

(c)earnings per share or earnings per diluted common share;

(d)revenue growth;

(e)net operating profit;

(f)pre-tax, pre-credit costs income;

(g)net interest margin;

(h)return measures (including, but not limited to, return on average assets, capital, invested capital, or average equity);

(i)cash flow (including, but not limited to, operating cash flow, free cash flow, cash generation, cash flow return on equity, and cash flow return on investment).

(j)gross or operating margins;

(k)productivity ratios (including, but not limited to, efficiency ratio);

(l)capital ratios;

(m)liquidity ratios;

(n)share price (including, but not limited to, growth measures and total shareholder return);

(o)expense targets;

(p)margins;

(q)operating efficiency;

(r)market share (including, but not limited to, deposit market share or loan market share);

(s)loan and/or deposit growth;

(t)working capital targets and change in working capital;

(u)economic value added (including, but not limited to, net operating profit after tax minus the sum of capital multiplied by the cost of capital);

(v)asset growth;

(w)non-interest expenses as a percentage of total expense;

(x)loan charge-offs as a percentage of total loans;

(y)risk and asset quality measures (including, but not limited to, net charge-off ratio, non-performing assets ratio, and classified assets ratio); and

(z)other specific criteria adopted by the Committee.

As to each Performance Goal, the relevant measurement of performance shall be computed in accordance with United States generally accepted accounting principles to the extent applicable, but, unless otherwise determined and specified by the Committee will exclude the effects of the following; (i) charges or expenses for reorganizing and restructuring; (ii) discontinued operations; (iii) asset write-downs; (iv) gains or losses on the disposition of a business; (v) changes in tax or accounting principles, regulations or laws; (vi) mergers, acquisitions or dispositions; (vii) restatements and accounting charges; (viii) impacts on interest expense, preferred dividends and share dilution as a result of debt and capital transactions; and (ix) extraordinary, unusual and/or non-recurring items of income, expense, gain or loss, or charges that, in case of each of the foregoing, the Company identifies in its financial statements, including notes to the final statements.

In addition, the Committee may appropriately adjust any evaluation of performance under a Performance Goal to exclude any of the following events that occurs during a performance period: (aa) litigation, claims, judgments or settlements; (bb) the effects of changes in other laws or regulations affecting reported results; and (cc) accruals of any amounts for payment under the Plan or any other compensation arrangements maintained by the Company; provided that such adjustment was specified in the Award during the initial ninety (90) days of an applicable performance period if the Award is subject to Section 409A. Performance Goals may be specified in absolute terms, in percentages, or in terms of growth from period to period or growth rates over time, as well as measured relative to the performance of a group of comparator companies, or a published or special index, or a stock market index, that the Committee, in its discretion, deems appropriate. The Performance Goals may include a threshold level of performance below which no payment will be made (or no vesting will occur), levels of performance at which specified payments will be paid (or specified vesting will occur), and a maximum level of performance above which no additional payment will be made (or at which full vesting will occur). In addition, in the case of Awards that will not be Qualified Performance Awards, the Committee may establish other Performance Goals and provide for other exclusions or adjustments not listed in this Section 2.28.

2.29“Plan”

means this Premier Financial Corp. 2015 Long Term Incentive Plan, as it may be amended from time to time.

2.30“Proceeding”

has the meaning set forth in Section 18 of the Plan.

2.31“Qualified Performance Award”

means an Employee Award that is a Performance Award to a Covered Employee that is intended to qualify as performance-based compensation under Section 162(m).

2.32“Restriction Period”

means the period during which an Award may be earned by a Participant.

2.33“Restricted Stock”

means an Award of Common Shares that is subject to forfeiture until vesting conditions are satisfied.

2.34“Retirement” means the voluntary separation from service (as defined in Section 409A of the Code) of a Participant between ages 60 and 64 with 15 or more years of service to the Corporation or a Subsidiary, or after age 65, or as such meaning may be modified by the Committee or Board in the future.

2.35“Section 162(m)”

means Code Section 162(m) and the regulatory and other guidance issued thereunder by the United States Department of the Treasury and/or Internal Revenue Service.

2.36“Section 409A”

means Section 409A of the Code and the regulatory and other guidance issued thereunder by the United States Department of the Treasury and/or Internal Revenue Service.

2.37“Stock Appreciation Right” or “SAR”

means a right granted under Section 9 of the Plan.

2.38“Stock Award”

means a grant of Common Shares under Section 7 of the Plan, which grant may be a grant of Restricted Stock.

2.39“Stock Option”

means an Incentive Stock Option or a Nonqualified Stock Option granted under Section 6 of the Plan.

2.40“Stock Unit”

means a right granted to a Participant to receive Common Shares or cash or a combination of Common Shares and cash under Section 8 of the Plan.

2.41“Subsidiary”

means an entity of which the Company is the direct or indirect (in an unbroken chain of entities beginning with the Company) beneficial owner of not less than fifty percent (50%) of all issued and outstanding equity interests of such entity, including entities acquired after the Effective Date.

2.42“Substitute Awards”

means Common Shares subject to Awards granted in assumption, substitution or exchange for previously granted share-based awards under a shareholder-approved plan of a company acquired by the Company.

Section 3. Administration

3.1The Committee

.  Except as otherwise provided herein, this Plan shall be administered by the Committee. Any Award that is intended to be a Qualified Performance Award shall be issued by the Committee or a subcommittee consisting solely of members of the Board who are “outside directors” under Section 162(m).  As to the selection of and grant of Awards to Participants who are not executive officers of the Company, the Committee may, pursuant to a written delegation of authority which sets out the specific limits of such delegation, delegate its responsibilities to the Chief Executive Officer or other officers in a manner consistent with applicable law and provided the such Participant’s compensation is not subject to the limitations in Section 162(m) of the Code.

3.2Authority of the Committee

.

(a)Subject to the provisions hereof, the Committee shall have full and exclusive power and authority to administer this Plan and to take all actions that are specifically contemplated hereby or are necessary or appropriate in connection with the administration hereof. The Committee shall also have full and exclusive power to interpret this Plan and adopt such rules, regulations and guidelines to carrying out this Plan as it may deem necessary or proper, all of which power shall be exercised in the best interests of the Company and in keeping with the objectives of this Plan. The Committee may, in its discretion, provide for the extension of the exercisability of an Employee Award, accelerate the vesting or exercisability of an Employee Award, eliminate or make less restrictive any restrictions applicable to an Employee Award, waive any restriction or other provision of this Plan (insofar as such provision relates to Employee Awards) or an Employee Award or otherwise amend or modify an Employee Award in any manner that is either (i) not adverse to the Participant to whom such Employee Award was granted or (ii) consented to by such Participant. The Committee may correct any defect or supply any omission or reconcile any inconsistency in this Plan or in any Award in the manner and to the extent the Committee deems necessary or desirable to further the Plan purposes. Any decision of the Committee, with respect to Employee Awards, in the interpretation and administration of this Plan shall lie within its sole and absolute discretion and shall be final, conclusive and binding on all parties concerned.

(b)The Committee shall have the independent authority and discretion over the appointment, compensation and oversight of the services of advisors to the Committee, including compensation consultants and legal counsel, provided such advisors meet the standards for independence as established by the exchange on which the Common Shares are traded. The Company shall pay the compensation and expenses of such advisors. The Committee may engage or authorize, the engagement of a third party administrator to carry out administrative functions under the Plan.

(c)No member of the Committee shall be liable for any action taken or determination made hereunder in good faith. Service on the Committee shall constitute service as a Director so that the members of the Committee shall be entitled to indemnification and reimbursement as Directors of the Company pursuant to the Company’s articles of incorporation and regulations.

3.3Performance Goals

.

(a)The Committee may, in its discretion, provide that any Award granted under the Plan shall be subject to the attainment of Performance Goals. Performance Goals may be absolute in their terms or measured against or in relationship to the performance of other companies or indices selected by the Committee. In addition, as provided in Section 2.28, Performance Goals may be adjusted for any events or occurrences, as may be determined by the Committee. Performance Goals may be particular to one or more lines of business, corporate functions or Subsidiaries or may be based on the performance of the Company and its Subsidiaries as a whole.

(b)As provided in Sections 2.28 and 3.3(a), with respect to each performance period established by the Committee, (i) the Committee shall establish such Performance Goals relating to one or more of the business criteria selected pursuant to Sections 2.28 and 3.3(a), and (ii) the Committee shall establish targets for Participants for achievement of Performance Goals. The Performance Goals and performance targets established by the Committee may be identical for all Participants for a given performance period or, at the discretion of the Committee, may differ among Participants. Following the completion of each performance period, the Committee shall determine the extent to which Performance Goals for that performance period have been achieved and shall authorize the award of Common Shares or cash, as applicable, to the Participant for whom the targets were established, in accordance with the terms of the applicable Award Agreements.

Section 4. Eligibility and Awards

4.1Participants

.  Participants shall consist of all Eligible Persons the Committee may designate from time to time to receive Awards under the Plan; provided, however, that Awards of Incentive Stock Options may only be made to an Employee who is considered an employee of the Company or any Subsidiary for purposes of United States Treasury Regulation Section 1.421-l(h) or any successor provision related thereto.

4.2Awards

. Subject to the terms of the Plan, any type of Awards may be granted by the Committee to any Participant, but only Employees may receive Awards of Incentive Stock Options. Awards may be granted alone, or in addition to, in tandem with, or (subject to the prohibition on repricing set forth in Section 16.3) in substitution for any other Award (or any other award granted under another plan of the Company or any Subsidiary, including the plan of an acquired entity).

4.3Award Agreements

. Each Award shall be evidenced by an Award Agreement specifying the terms and conditions of the Award. In the sole discretion of the Committee, the Award Agreement may condition the grant of an Award upon the Participant’s entering into one or more of the following agreements with the Company: (a) an agreement not to compete with, or solicit the customers or employees of, the Company and its Subsidiaries, which shall become effective as of the date of the grant of the Award and remain in effect for a specified period of time following termination of the Participant’s employment with the Company; (b) an agreement to cancel any employment agreement, fringe benefit or compensation arrangement in effect between the Company and the Participant; and (c) an agreement to retain the confidentiality of certain information. Such Award Agreement or other agreement may contain such other terms and conditions as the Committee shall determine, including provisions for the Participant’s forfeiture of an Award or the return of vested Common Shares received in connection with an Award in the event of the Participant’s noncompliance with the provisions of, or as otherwise provided in, such Award Agreement or other agreement. If the Participant shall fail to enter into any such agreement at the request of the Committee and within any period specified by the Committee, then the Award granted or to be granted to such Participant shall be forfeited and cancelled. The applicable Award Agreement shall specify the termination provisions of an Award upon a Participant’s termination of employment or service with the Company and its Subsidiaries.

4.4Performance Awards

. Without limiting the type or number of Awards that may be made under the other provisions of this Plan, an Award may be in the form of a Performance Award. The terms, conditions and limitations applicable to any Performance Awards granted to Participants pursuant to this Plan shall be determined by the Committee; provided that any Stock Award which is a Performance Award shall have a minimum Restriction Period of one year from the Grant Date; provided further that the Committee may provide for earlier vesting in an Employee Award upon a termination of employment by reason of death, Disability or Retirement. The Committee shall set Performance Goals in its discretion which, depending on the extent which they are met, will determine the value, vesting and/or amount of Performance Awards that will be paid out.

(a)Nonqualified Performance Awards.  Nonqualified Performance Awards granted to Participants shall be based on achievement of such Performance Goals and be subject to such terms, conditions and restrictions as the Committee shall determine.

(b)Qualified Performance Awards. Qualified Performance Awards granted to Covered Employees under the Plan shall be paid, vested or otherwise deliverable solely on account of the attainment of one or more Performance Goals established by the Committee prior to the earlier to occur of (x) ninety (90) days after the commencement of the period of service to which the Performance Goal relates, or (y) the lapse of 25% of the period of service (as scheduled in good faith at the time the goal is established) to which the Performance Goal relates, and in any event while the outcome of the Performance Award is substantially uncertain. In interpreting Plan provisions applicable to Performance Goals and Qualified Performance Awards, it is the intent of the Plan to conform with the standards of Section 162(m), as to grants to Covered Employees and those Employees whose compensation is likely to be subject to Section 162(m), and the Committee shall be guided by such provisions in establishing such goals. Prior to the payment of any compensation relating to Qualified Performance Awards based on the achievement of Performance Goals, the Committee must certify in writing that applicable Performance Goals and any of the material terms thereof were, in fact, satisfied. Subject to the foregoing provisions, the terms, conditions and limitations applicable to any Qualified Performance Awards made pursuant to this Plan shall be determined by the Committee. No Qualified Performance Awards shall be granted unless the Performance Goals have been approved by the shareholders of the Company within five (5) years of the commencement of the performance period to which such Performance Goals relate. The Committee, in determining the actual amount of a Qualified Performance Award, may reduce or eliminate (but not increase) the amount of the Qualified Performance Award payout through the use of negative discretion provided that the exercise of such negative discretion does not cause the Qualified Performance Award to fail to qualify as performance-based compensation under Section 162(m).

Section 5. COMMON SHARES

5.1Total Number of Common Shares

.

(a)Subject to adjustment as provided in Section 5.3, the total number of Common Shares that may be subject to Awards granted under the Plan shall be 1,200,000 Common Shares. The number of Common Shares available for grant under the Plan shall be reduced by (i) one (1) for each Common Share subject to a Stock Option or SAR; and (ii) one (1) for each Common Share subject to a Stock Award, a Stock Unit or a Long-Term Incentive Award. Common Shares subject to Awards granted under the Plan may be either authorized but unissued shares or treasury shares, and shall be adjusted in accordance with the provisions of Section 5.3 of the Plan. Substitute Awards do not reduce the Common Shares available for Awards under the Plan.

(b)Any Common Shares subject to an Award that is cancelled, forfeited or expires prior to exercise or realization, either in full or in part, shall again become available for issuance under the Plan. Any Common Shares that again become available for future grants pursuant to this Section 5.1(b) shall be added back as one (1) Common Share if such shares were subject to Options or Stock Appreciation Rights; and as one (1) Common Share if such shares were subject to other Awards. Notwithstanding anything to the contrary contained herein, Common Shares subject to an Award under the Plan shall not again be made available for issuance or delivery under the Plan if such shares are (i) shares tendered in payment of an Option, (ii) shares delivered to or withheld by the Company to satisfy any tax withholding obligation, or (iii) shares covered by a share-settled Stock Appreciation Right or other Awards that were not issued upon the settlement of the Award.

5.2Limitations

. Subject to adjustment as provided in Section 5.3:

(a)Of the total Common Shares authorized for issuance under the Plan pursuant to Section 5.1, the maximum number of Common Shares under the Plan that shall be available for (i) Awards of Incentive Stock Options is 600,000 Common Shares; and (ii) Awards of Nonqualified Stock Options and Stock Appreciation Rights is 400,000 Common Shares.

(b)No Participant shall be granted, during any one (1) calendar year period, Options and Stock Appreciation Rights with respect to more than 300,000 Common Shares in the aggregate, or any other Awards with respect to more than 300,000 Common Shares in the aggregate. If an Award is to be settled in cash, the number of Common Shares on which the Award is based shall not count towards the individual share limit set forth in this Section 5.2(b).

(c)The maximum number of Common Shares subject to a Qualified Performance Award that may be granted under the Plan in any one (1) calendar year to a Participant is 300,000 Common Shares.

(d)During any one (1) calendar year, no Non-Employee Director may receive Awards with an aggregate grant date Fair Market Value in excess of Two Hundred Thousand and 00/100 Dollars ($200,000.00).

5.3Adjustment

. In the event of any reorganization, recapitalization, share split, share distribution, share dividend, merger, consolidation, split-up, spin-off, combination, subdivision, consolidation or exchange of shares, any change in the capital structure of the Company or any similar corporate transaction, the Committee shall make such adjustments as are necessary and appropriate to preserve the benefits or intended benefits of the Plan and Awards granted under the Plan. Such adjustments may include: (a) adjustment in the number and kind of Common Shares reserved for issuance under the Plan; (b) adjustment in the number and kind of Common Shares covered by outstanding Awards; (c) adjustment in the exercise price of outstanding Stock Options or Stock Appreciation Rights, or the price of other Awards under the Plan; (d) adjustments to the share limitations set forth in Section 5.2 of the Plan; and (e) any other changes that the Committee determines to be equitable under the circumstances. Notwithstanding the foregoing, previously granted Stock Options and SARs are subject only to such adjustments as are necessary to maintain the relative proportionate interest the Stock Options and SARs represented immediately prior to such event and to preserve, without exceeding, the value of Stock Options and SARs in accordance with Code Section 422 and Section 409A.

Section 6. Stock Options

6.1Grant

. Subject to the terms of the Plan, the Committee may from time to time grant Stock Options to Participants. Stock Options granted under the Plan to Non-Employee Directors shall be NSOs. Unless otherwise expressly provided at the time of the grant to be Awards of ISOs, Stock Options granted under the Plan to Employees shall be NSOs.

6.2Stock Option Agreement

. The grant of each Stock Option shall be evidenced by a written Award Agreement sometimes referred to herein as a “Stock Option Agreement” specifying the type of Stock Option granted, the exercise period, the exercise price, the terms for payment of the exercise price, the expiration date of the Stock Option, the number of Common Shares to be subject to each Stock Option, how the Stock Option will be exercised, and such other terms and conditions established by the Committee, in its sole discretion, not inconsistent with the Plan. With respect to a Stock Option, in no event shall a Participant be entitled to amounts equivalent to cash dividends, share dividends or other property dividends on the Common Shares subject to the Stock Option.

6.3Exercise Price and Period

. With respect to each Stock Option granted to a Participant;

(a)Except as provided in Section 6.4(b), Section 16.3, or in the case of Substituted Awards, the per share exercise price of each Stock Option shall be one hundred percent (100%) of the Fair Market Value of the Common Shares subject to the Stock Option on the date on which the Stock Option is granted.

(b)Each Stock Option shall become exercisable as set forth in the Stock Option Agreement. Notwithstanding the foregoing sentence, the Committee shall have the discretion to accelerate the date as of which any Stock Option shall become exercisable in the event of the Employee’s termination of employment with the Company or any Subsidiary, or a Non-Employee Director’s termination of service on the Board or on the board of directors of a Subsidiary, without Cause.

(c)Except as provided in Section 6.4(b), each Stock Option that has not terminated earlier as provided in the Stock Option Agreement shall expire, and all rights to purchase Common Shares thereunder shall expire, on the date ten (10) years after the date of grant.

(d)If the employee's employment terminates as a result of the employee's Disability, the employee may exercise the vested portion of each ISO, but only within such period of time ending on the earlier of: (a) the date 12 months following the employee's termination of employment or (b) the Expiration Date.  If the employee’s employment terminates as a result of the employee's death, the vested portion of each ISO may be exercised by the employee's estate, by a person who acquired the right to exercise the ISO by bequest or inheritance or by the person designated to exercise the ISO upon the employee's death, but only within the time period ending on the earlier of: (a) the date 12 months following the employee's termination of employment or (b) the Expiration Date.

6.4Required Terms and Conditions of ISOs

. In addition to the foregoing, each ISO granted to an Employee shall be subject to the following specific rules:

(a)The aggregate Fair Market Value (determined with respect to each ISO at the time such Option is granted) of the Common Shares with respect to which ISOs are exercisable for the first time by an Employee during any calendar year (under all incentive stock option plans of the Company and its Subsidiaries) shall not exceed One Hundred Thousand Dollars ($100,000). If the aggregate Fair Market Value (determined at the time of grant) of the Common Shares subject to an ISO which first becomes exercisable in any calendar year exceeds the limitation of this Section 6.4(a), so much of the ISO that does not exceed the applicable dollar limit shall be an ISO and the remainder shall be a NSO; but in all other respects, the original Stock Option Agreement shall remain in full force and effect.

(b)Notwithstanding anything herein to the contrary, if an ISO is granted to an Employee who owns shares possessing more than ten percent (10%) of the total combined voting power of all classes of shares of the Company (or its parent or subsidiaries within the meaning of Section 422(b)(6) of the Code): (i) the purchase price of each Common Share subject to the ISO shall be not less than one hundred ten percent (110%) of the Fair Market Value of the Common Share on the date the ISO is granted; and (ii) the ISO shall expire, and all rights to purchase Common Shares thereunder shall expire, no later than the fifth (5th) year anniversary of the date the ISO was granted.

(c)No ISOs shall be granted under the Plan after the ten (10) year anniversary of the Effective Date.

6.5Exercise of Stock Options

.

(a)A Participant entitled to exercise a Stock Option may do so by delivering written notice to that effect specifying the number of Common Shares with respect to which the Stock Option is being exercised and any other information the Committee may prescribe. All notices or requests provided for herein shall be delivered to the Secretary of the Company or such party as the Secretary of the Company may designate.

(b)The Committee in its sole discretion may make available one or more of the following alternatives for the payment of the Stock Option exercise price and specified in the Award Agreement:

(i)in cash;

(ii)by directing the Company to withhold the number of Common Shares otherwise issuable in connection with the exercise of the Stock Option that have an aggregate Fair Market Value equal to the exercise price;

(iii)by delivering previously acquired Common Shares that are acceptable to the Committee and that have an aggregate Fair Market Value on the date of exercise equal to the Stock Option exercise price.

The Committee shall have the sole discretion to establish the terms and conditions applicable to any alternative made available for payment of the Stock Option exercise price; however, such terms shall be specified in the Award Agreement effective at the date of grant.

(c)The Company shall, subject to compliance with the Exchange Act and other applicable laws, issue, in the name of the Participant, share certificates representing the total number of Common Shares issuable pursuant to the exercise of any Stock Option as soon as reasonably practicable after such exercise.

Section 7. Stock Awards

7.1Grant

. The Committee may, in its discretion, (a) grant Common Shares under the Plan to any Participant without payment of consideration by such Participant, (b) grant shares of Restricted Stock to any Participant, or (c) sell Common Shares under the Plan to any Participant for such amount of cash, Common Shares or other consideration as the Committee deems appropriate.

7.2Stock Award Agreement

. Each Common Share issued to a Participant under this Section 7 shall be evidenced by a written Award Agreement sometimes referred to herein as a “Stock Award Agreement”, which shall specify whether the Common Shares are granted or sold to the Participant and such other restrictions, terms and conditions (including the attainment of Performance Goals) established by the Committee in its sole discretion, not inconsistent with the Plan and the following provisions:

(a)The restrictions to which the Common Shares awarded hereunder are subject shall lapse as set forth in the Stock Award Agreement. The Committee shall have the discretion to accelerate the date as of which the restrictions lapse with respect to a Stock Award in the event of an Employee’s termination of employment with the Company or any Subsidiary, or a Non-Employee Director’s termination of service on the Board or on the board of directors of a Subsidiary, without Cause, after giving consideration to Section 409A.

(b)Except as provided in this subsection (b) and unless otherwise provided in the Stock Award Agreement, the Participant receiving a grant of or purchasing Common Shares shall thereupon be a shareholder with respect to all of the Common Shares subject to the Stock Award and shall have the rights of a shareholder with respect to such shares, including the right to vote such shares and to receive dividends and other distributions paid with respect to such shares. Notwithstanding the preceding sentence, in the case of a Stock Award that provides for the right to receive dividends or distributions: (i) if such Stock Award is Restricted Stock, the Company may accumulate and hold such dividends or distributions. In either such case, the accumulated dividends or other distributions shall be paid to the Participant only upon the lapse of the restrictions to which the Stock Award is subject, and any such dividends or distributions attributable to the portion of a Stock Award for which the restrictions do not lapse shall be forfeited.

(c)The Company shall, subject to compliance with the Exchange Act and other applicable laws, issue, in the name of the Participant, share certificates representing the total number of Common Shares granted or sold to the Participant, as soon as may be reasonably practicable after such grant or sale, which, in the case of Restricted Stock, may be held by the Secretary of the Company until such time as the Common Shares are forfeited or the restrictions lapse.

(d)A Participant may make an election under Section 83(b) of the Code.  If any Participant shall make the election permitted under Section 83(b) of the Code, such Participant shall notify the Company of such election within 10 days of filing notice of the election with the Internal Revenue Service

Section 8. Stock Units

8.1Grant

. The Committee may, in its discretion, grant Stock Units to any Participant. Each Stock Unit shall entitle the Participant to receive, on the date or upon the occurrence of an event (including the attainment of Performance Goals) as described in the Stock Unit Agreement, one Common Share or cash equal to the Fair Market Value of a Common Share on the date of such event, as provided in the Stock Unit Agreement.

8.2Stock Unit Agreement

. Each grant of Stock Units to a Participant under this Section 8 shall be evidenced by a written Award Agreement sometimes referred to herein as a “Stock Unit Agreement”, which shall specify the restrictions, terms and conditions established by the Committee in its sole discretion, not inconsistent with the Plan and the following provisions:

(a)The restrictions to which the Stock Units awarded hereunder are subject shall lapse as set forth in the Stock Unit Agreement. The Board shall have the discretion to accelerate the date as of which the restrictions lapse in the event of an Employee’s termination of employment with the Company or any Subsidiary, or a Non-Employee Director’s termination of service on the Board or on the board of directors of a Subsidiary, without Cause, after giving consideration to Section 409A.

(b)Except as provided in this subsection (b), and unless otherwise provided in the Stock Unit Agreement, a Participant shall have no rights of a shareholder, including voting or dividend or other distribution rights, with respect to any Stock Units prior to the date they are settled in Common Shares. A Stock Unit Agreement may provide that, until the Stock Units are settled in Common Shares or cash, the Participant shall receive, on each dividend or distribution payment date applicable to the Common Shares, an amount equal to the dividends or distributions that the Participant would have received had the Stock Units held by the Participant as of the related record date been actual Common Shares. Notwithstanding the preceding sentence, in the case of a Stock Unit Award that provides for the right to receive amounts related to dividends or distributions: (i) if such Stock Unit Award is subject to performance-based restrictions as described in Section 3.3, the Company shall accumulate and hold such amounts, and (ii) in the case of all other such Stock Unit Awards, the Committee shall have the discretion to cause the Company to accumulate and hold such amounts. In either such case, the accumulated amounts shall be paid to the Participant only upon the lapse of the restrictions to which the Stock Unit Award is subject and any such amounts attributable to the portion of a Stock Unit Award for which the restrictions do not lapse shall be forfeited.

(c)Upon settlement of Stock Units in Common Shares, the Company shall, subject to compliance with the Exchange Act and other applicable laws, issue, in the, name of the Participant, share certificates representing a number of Common Shares equal to the number of Stock Units being settled.

Section 9. Stock Appreciation Rights (SARs)

9.1Grant

. The Committee may, in its discretion, grant an SAR under the Plan to any Participant who is an Employee. Each SAR granted to a Participant shall entitle the Participant to receive an amount (payable in cash or in Common Shares, or a combination thereof, determined by the Committee and set forth in the related Stock Appreciation Right Agreement) equal to the excess of (a) the Fair Market Value per Common Share on the date of exercise of such SAR, over (b) the exercise price of the SAR, multiplied by the number of Common Shares with respect to which the SAR is being exercised.

9.2Stock Appreciation Right Agreement

. Each SAR granted under this Section 9 shall be evidenced by a written Award Agreement sometimes referred to herein as a “Stock Appreciation Right Agreement”, specifying the conditions for exercise, the exercise period, the exercise price, the expiration date, the number of Common Shares subject to each SAR, whether the SAR is to be settled in Common Shares or cash and such other terms and conditions established by the Board in its sole discretion, not inconsistent with the Plan and the following provisions:

(a)Except in the case of Substituted Awards and Section 16.3, the per share exercise price of each SAR shall be one hundred percent (100%) of the Fair Market Value of the Common Shares subject to the SAR on the date on which the SAR is granted.

(b)Each SAR shall become exercisable as set forth in the Stock Appreciation Right Agreement. The Committee shall have the discretion to accelerate the date as of which any SAR shall become exercisable in the event of a Participant’s termination of employment with the Company or any Subsidiary without Cause.

(c)Unless a shorter period is provided in the Stock Appreciation Right Agreement, each SAR shall expire on the date ten (10) years after the date of grant.

(d)Upon exercise of a SAR settled in Common Shares, the Company shall, subject to compliance with the Exchange Act and other applicable laws, issue, in the name of the Participant, share certificates representing the total number of Common Shares issuable to the Participant.

With respect to a Stock Appreciation Right, in no event shall a Participant be entitled to amounts equivalent to cash dividends, share dividends or other dividends on the Common Shares subject to the SAR.

Section 10. Annual Bonus Awards

Subject to the terms of the Plan, the Committee will determine all terms and conditions of an Annual Bonus Award, including but not limited to, whether or not the Annual Bonus Award will be solely a discretionary Annual Bonus Award, any Performance Goals, performance period, the potential payable, and the timing and form of payment.  If the Committee determines that the Annual Bonus Award shall be a Performance Award (instead of a discretionary Annual Bonus Award): (a) the Committee must require that payment of all or any portion of the amount subject to the Annual Bonus Award is contingent on the achievement of one or more Performance Goals during the performance period the Committee specifies, although the Committee may specify that all or a portion of the Performance Goals subject to an Award is deemed achieved upon a Participant’s death, Disability or Retirement, or such other circumstances as the Committee may specify; and (b) the performance period must relate to a period of one (1) fiscal year of the Company except that, if the Award is made in the year this Plan becomes effective, at the time of commencement of employment with the Company or on the occasion of a promotion, then the Award may relate to a period shorter than one (1) fiscal year.

Section 11. Long-Term Incentive Awards

Subject to the terms of the Plan, the Committee will determine all terms and conditions of a Long-Term Incentive Award, including but not limited to the Performance Goals, performance period, the potential amount payable, and the timing and form of payment, subject to the following: (a) the Committee must require that payment of all or any portion of the amount subject to the Long-Term Incentive Award is contingent on the achievement of one or more Performance Goals during the performance period the Committee specifies, although the Committee may specify that all or a portion of the Performance Goals subject to an Award is deemed achieved upon a Participant’s death, Disability or Retirement, or such other circumstances as the Committee may specify; and (b) the performance period must relate to a period of more than one (1) fiscal year of the Company. Dividend equivalents shall not be paid until and to the extent that the Performance Goals are met.

The Committee may from time to time grant Awards under this Plan that provide a Participant the right to purchase Common Shares that are valued by reference to the Fair Market Value of the Common Shares (including, but not limited to, dividend equivalents).  Such Awards shall be in a form determined by the Committee (and may include terms contingent upon a Change of Control); provided that such Awards shall not be inconsistent with the terms and purposes of this Plan.

Section 12. Change in Control

12.1Effect of Change in Control

. Except as otherwise provided in any Award Agreement, notwithstanding any provision of the Plan to the contrary upon a Change in Control of the Company (as defined in Section 12.2) all NSOs, ISOs, and SARs shall become immediately exercisable with respect to one hundred percent (100%) of the Common Shares subject to such NSOs, ISOs, and SARs. With respect to all Performance Awards, all Performance Goals and vesting criteria will be deemed achieved at one hundred percent (100%) of target levels, the Restriction Period shall immediately expire, and all other terms and conditions shall be deemed met.  With respect to all other Awards, any Restriction Period shall immediately expire, such Awards shall become one hundred percent (100%) vested, and all other terms and conditions will be deemed met. Notwithstanding the foregoing, upon the occurrence of a Change in Control, the Committee, in its sole discretion (which exercise of discretion shall be conclusive and binding upon each Participant without the need for any amendment to the Plan or to any Award Agreement), may take the following action with respect to any NSOs, ISOs, or SARs that are outstanding immediately prior to such Change in Control: cancel outstanding NSOs, ISOs, and/or SARs in exchange for a cash payment in an amount equal to the excess, if any, of the Fair Market Value of the Common Shares underlying the unexercised portion of the NSO, ISO, or SAR as of the date of the Change in Control over the exercise price or grant price, as the case may be, of such portion, provided that any NSO, ISO, or SAR with an exercise price or grant price, as the case may be, that equals or exceeds the Fair Market Value of the Common Shares on the date of such Change in Control shall be cancelled with no payment due the Participant.

12.2Definition of Change in Control

. “Change in Control” shall mean (except as otherwise provided in a Participant’s employment agreement or Award Agreement) the occurrence, at any time during the specified term of an Award granted under the Plan, of any of the following events:

(a)The date any one person, or more than one person acting as a group acquires ownership of shares of the Company possessing 30% or more of the total voting power of the shares of the Company;

(b)The date that any one person, or more than one person acting as a group, acquires the ability to control the election of a majority of the directors of the Company;

(c)The date a majority of the members of the board of directors of the Company is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of such board of directors before the date of the appointment or election;

(d)The acquisition by any person, or more than one person acting as a group, of “control” of the Company within the meaning of 12 C.F.R. Section 303.81(c).

If an Award is deferred compensation subject to Section 409A, the Award shall become payable only if the event constituting a Change in Control would also constitute a change in ownership or effective control of the Company or a change in the ownership of a substantial portion of the assets of the Company within the meaning of Section 409A of the Code and Treasury Regulation §1.409A-3(i)(5).

Section 13. Securities Law Restrictions

The Committee may impose such restrictions on Awards and Common Shares or any other benefits underlying Awards hereunder as it may deem advisable, including without limitation restrictions under the Code and federal securities laws, the requirements of any stock exchange or similar organization, and any blue sky, state, or foreign securities laws applicable to such securities. Notwithstanding any other Plan provision to the contrary, the Committee shall not be obligated to issue, deliver, or transfer Common Shares under the Plan, make any other distribution of benefits under the Plan, or take any other action, unless such delivery, distribution, or action is in compliance with all applicable laws, rules, and regulations (including but not limited to the requirements of the Code and the securities acts). The Committee may cause a restrictive legend to be placed on any Common Shares issued pursuant to an Award hereunder in such form as may be prescribed from time to time by applicable laws and regulations or as may be advised by legal counsel. The term of an Award shall not be extended, and neither the Committee, nor the Company nor its Directors or officers shall have any obligation or liability to a Participant, the Participant’s successor or any other person with respect to any Common Shares as to which the Award shall lapse because of such restrictions.

Section 14. Payment of Taxes

In connection with any Award, and as a condition to the issuance or delivery of any Common Shares or cash amount to the Participant in connection therewith, the Company may require the Participant to pay the Company an amount equal to the minimum amount of the tax the Company or any Subsidiary may be required to withhold to obtain a deduction for federal, state or local income tax purposes as a result of such Award or to comply with applicable law. The Committee in its sole discretion may make available one or more of the following alternatives for the payment of such taxes:

(a)in cash;

(b)by directing the Company to withhold the number of Common Shares otherwise issuable in connection with the Award that have an aggregate Fair Market Value equal to the minimum amount of tax required to be withheld; or

(c)by delivering previously acquired Common Shares of the Company that are acceptable to the Committee that have an aggregate Fair Market Value equal to the amount required to be withheld.

The Committee shall have the sole discretion to establish the terms and conditions applicable to any alternative made available for payment of the required withholding taxes.

Notwithstanding the foregoing, neither the Committee nor the Company makes any representation to any Participant or beneficiary of a Participant as to the tax consequences of any Awards made pursuant to the Plan, and the Committee and the Company shall have no liability or other obligation to indemnity or hold harmless any Participant or any beneficiary of a Participant for any tax, additional tax, interest or penalties that any Participant or any beneficiary of a Participant may incur as a result of the grant, vesting, or payment of an Award under the Plan.

If Sections 280G and 4999 of the Code are applicable, then in the event that any acceleration of vesting pursuant to an Award and any other payment or benefit received or to be received by a Participant would subject the Participant to any excise tax pursuant to Section 4999 of the Code due to the characterization of such acceleration of vesting, payment or benefit as an "excess parachute payment" under Section 280G of the Code, the Participant may elect, in his or her sole discretion, to reduce the amount of any acceleration of vesting called for under the Award in order to avoid such characterization.

To aid the Participant in making any election called for under the preceding paragraph, no later than the date of the occurrence of any event that might reasonably be anticipated to result in an "excess parachute payment" to the Participant as described in the preceding paragraph, the Company shall request a determination in writing by independent public accountants selected by the Company (the "Accountants"). As soon as practicable thereafter, the Accountants shall determine and report to the Company and the Participant the amount of such acceleration of vesting, payments and benefits which would produce the greatest after-tax benefit to the Participant. For the purpose of such determination, the Accountants may rely on reasonable, good faith interpretations concerning the application of Sections 280G and 4999 of the Code. The Company and the Participant shall furnish to the Accountants such information and documents as the Accountants may reasonably request in order to make their required determination. The Company shall bear all fees and expenses the Accountants may reasonably charge in connection with their services contemplated by this Subsection 32 (b).

Section 15. Nontransferability

Awards granted under the Plan, and any rights and privileges pertaining thereto, may not be transferred, assigned, pledged or hypothecated in any manner, or be subject to execution, attachment or similar process, by operation of law or otherwise, other than;

(a)by last will and testament or by the laws of descent and distribution;

(b)pursuant to the terms of a qualified domestic relations order to which the Participant is a party that meets the requirements of any relevant provisions of the Code; or

(c)as permitted by the Committee with respect to a NSO transferable by the Participant during his or her lifetime for no consideration to (i) the Participant’s spouse or lineal descendant, (ii) the trustee of a trust established for the primary benefit of the Participant’s spouse or lineal descendant, (iii) a partnership or other entity of which the Participant’s spouse and lineal descendants are the only partners or equity owners, or (iv) a tax-exempt organization as described in Code Section 501(c)(3).

In each case, the transfer shall be for no value, and the other terms and conditions applicable to the transfer of the Award shall be established by the Committee.

Section 16. Termination or Amendment of Plan and Award Agreements

16.1Termination or Amendment of Plan

. Except as described in Section 16.3 below, the Board may terminate, suspend, or amend the Plan, in whole or in part, from time to time, without the approval of the shareholders of the Company, unless such approval is required by applicable law, regulation or rule of any stock exchange on which the Common Shares are listed. No amendment or termination of the Plan shall adversely affect the right of any Participant under any outstanding Award in any material way without the written consent of the Participant, unless such amendment or termination is required by applicable law, regulation or rule of any stock exchange on which the Common Shares are listed. Subject to the foregoing, the Board may correct any defect or supply an omission or reconcile any inconsistency in the Plan or in any Award granted hereunder in the manner and to the extent it shall deem desirable, in its sole discretion, to effectuate the Plan.

16.2Amendment of Award Agreements

. The Committee shall have the authority to amend any Award Agreement at any time; provided however, that no such amendment shall adversely affect the right of any Participant under any outstanding Award Agreement in any material way without the written consent of the Participant, unless such amendment is required by applicable law, regulation or rule.

16.3No Repricing of Stock Options or SARs

. Notwithstanding the foregoing, any amendment to the Plan or any outstanding Stock Option Agreement or SAR Agreement that results in the repricing of Stock Options or SARs shall not be effective without prior approval of the shareholders of the Company, except with respect to adjustments in accordance with Section 5.2 and 5.3. For this purpose, repricing includes a reduction in the exercise price of a Stock Option or SAR or the cancellation of a Stock Option or SAR in exchange for cash. Stock Options or SARs with an exercise price less than the exercise price of the cancelled Stock Options or SARs, other Awards or any other consideration provided by the Company.

Section 17. No Contract of Employment

Neither the adoption of the Plan nor the grant of any Award under the Plan shall be deemed to obligate the Company or any Subsidiary to continue the employment or service of any Participant for any particular period.

Section 18. Applicable Law

All questions pertaining to the validity, construction and administration of the Plan and all Awards granted under the Plan shall be determined in conformity with the laws of the State of Ohio, without regard to the conflict of law provisions of any state, and with the relevant provisions of the Code and regulations issued thereunder. Any suit, action or proceeding with respect to the Plan or any Award Agreement, or any judgment entered by any court of competent jurisdiction in respect of any thereof, shall be resolved only in the courts of the State of Ohio or the United States District Court for the Northern District of Ohio and the appellate courts having jurisdiction of appeals in such courts. In that context, and without limiting the generality of the foregoing, the Company and each Participant and beneficiary of a Participant shall irrevocably and unconditionally (a) submit in any proceeding relating to the Plan or any Award Agreement, or for the recognition and enforcement of any judgment in respect thereof (a “Proceeding”), to the exclusive jurisdiction of the courts of the State of Ohio, the United States District Court for the Northern District of Ohio, and appellate courts having jurisdiction of appeals from any of the foregoing, and agree that all claims in respect of any such Proceeding shall be heard and determined in such State of Ohio court or, to the extent permitted by law, in such federal court, (b) consent that any such Proceeding may and shall be brought in such courts and waives any objection that the Company and each Participant and beneficiary of a Participant may now or thereafter have to the venue or jurisdiction of any such Proceeding in any such court or that such Proceeding was brought in an inconvenient court and agree not to plead or claim the same, (c) waive all right to trial by jury in any Proceeding (whether based on contract, tort or otherwise) arising out of or relating to the Plan or any Award Agreement, (d) agree that service of process in any such Proceeding may be effected by mailing a copy of such process by registered or certified mail, postage prepaid, to such party, in the case of a Participant (or the Participant’s beneficiary) at the Participant’s (or the Participant’s beneficiary’s) address shown in the books and records of the Company or, in the case of the Company, at the Company’s principal offices, attention General Counsel, and (e) agree that nothing in the Plan shall affect the right to effect service of process in any other manner permitted by the laws of the State of Ohio.

Section 19. Term of Plan

19.1Term of Plan

. Notwithstanding anything to the contrary contained herein, no Awards shall be granted on or after the ten (10) year anniversary of the Plan’s Effective Date; however, any Award theretofore granted may extend beyond such date.

Section 20. Miscellaneous

20.1Unfunded Plan

. The Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation. With respect to any payment as to which a Participant (or a Participant’s beneficiary) has a fixed and vested interest but which is not yet made to a Participant (or a Participant’s beneficiary) by the Company, nothing contained herein shall give any such Participant (or such Participant’s beneficiary) any right that is greater than those of a general unsecured creditor of the Company.

20.2No Uniformity; No Future Rights

. No Employee, Participant or other person shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity or treatment of Employees, Participants, or holders or beneficiaries of Awards under the Plan. The terms and conditions of Awards need not be the same with respect to each recipient. Any Award granted under the Plan shall be a one-time Award, and shall not constitute a promise of future grants. The Committee, in its sole discretion, maintains the right to make available future Awards hereunder,

20.3No Trust

. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company, the Board, the Committee and a Participant or any other person,

20.4Fractional Shares

.  No fractional Common Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash or other securities shall be paid or transferred in lieu of any fractional Common Shares, or whether such fractional Common Shares or any rights thereto shall be canceled, terminated or otherwise eliminated.

20.5Section 409A

.  Notwithstanding any contrary provision in the Plan or Award Agreement, for purposes of an Award that is subject to Section 409A, if a Participant’s termination of employment or service triggers the payment of “nonqualified deferred compensation” under such Award, then the Participant will not be deemed to have terminated employment or service until the Participant incurs a “separation from service” within the meaning of Section 409A.